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                                                                 Exhibit 14(c)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Combined Prospectus and Proxy Statement and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 (the "Registration Statement") of our report dated November 12, 2001, relating to the financial statements and financial highlights appearing in the September 30, 2001 Annual Report to Shareholders of SR&F Balanced Portfolio and Stein Roe Balanced Fund, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information of Stein Roe Balanced Fund dated February 1, 2002, which have also been incorporated by reference into the Registration Statement.


/s/ PricewaterhouseCoopers LLP
    Boston, Massachusetts
    August 21, 2002